UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On August 26, 2022, Owl Rock Capital Corporation (the “Company”) entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “A&R Facility”), which amends and restates in its entirety that certain Senior Secured Revolving Credit Agreement, dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified prior to August 26, 2022, the “Existing Facility”). The parties to the A&R Facility include the Company, as Borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Truist Bank as Administrative Agent. The A&R Facility provides for, among other things, (a) an upsize of the aggregate principal amount of the revolving credit commitments under the A&R Facility from $1.655 billion to $1.855 billion, (b) an upsize of the accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the Credit Agreement from up to $2.2 billion to up to $2.7825 billion, (c) an upsize of the swingline subfacility from $50 million to $200 million, (d) an extension, for the Extending Lenders (as identified in the A&R Facility) only, of the revolver availability period from September 2025 to August 2026, (e) an extension, for the Extending Lenders (as identified in the A&R Facility) only, of the scheduled maturity date from September 2026 to August 2027, (f) the removal of all maintenance financial covenants other than the minimum shareholders’ equity test and the asset coverage ratio test, (g) a reset of the minimum shareholders’ equity test and (h) the replacement of the LIBOR benchmark provisions under the Existing Facility with SOFR benchmark provisions.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statement and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 26, 2022, by and among Owl Rock Capital Corporation, the Lenders party thereto and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

August 30, 2022	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Chief Operating Officer